As filed with the Securities and Exchange Commission on July 24, 2025

Registration No. 333-280695

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

POST-EFFECTIVE AMENDMENT NO. 1 TO:
REGISTRATION STATEMENT NO. 333-280695
UNDER
THE SECURITIES ACT OF 1933

Triumph Group, Inc.*
(Exact name of registrant as specified in its charter)

Delaware	51-0347963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

555 E Lancaster Avenue, Suite 400
Radnor, PA 19087
(610) 251-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer H. Allen
Chief Administrative Officer, Senior Vice President, General Counsel and Secretary
555 E Lancaster Avenue, Suite 400
Radnor, PA 19087
(610) 251-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Marie L. Gibson, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

*TABLE OF CO-REGISTRANTS

Each of the following subsidiaries is deemed to be a registrant.

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
HT Parts, L.L.C.	Delaware	02-0593102
Nu-Tech Brands, Inc.	Delaware	23-2990482
The Triumph Group Operations, Inc.	Delaware	51-0347964
Triumph Actuation Systems - Connecticut, LLC	Delaware	23-2985939
Triumph Actuation Systems - Valencia, Inc.	Delaware	23-3087691
Triumph Actuation Systems - Yakima, LLC	Delaware	46-5718307
Triumph Actuation Systems, LLC	Delaware	51-0347968
Triumph Aerospace Systems Group, LLC	Delaware	20-0701219
Triumph Aerostructures - Tulsa, LLC	Delaware	36-4797012
Triumph Aerostructures Holdings, LLC	Delaware	27-2891121
Triumph Aerostructures, LLC	Delaware	27-2570489
Triumph Aftermarket Services Group, LLC	Delaware	20-0701287
Triumph Aviations Inc.	Pennsylvania	23-3101288
Triumph Brands, Inc.	Delaware	23-2974847
Triumph Composite Systems, Inc.	Delaware	55-0803321
Triumph Controls, LLC	Delaware	23-2831481
Triumph Engine Control Holdings, Inc.	Delaware	46-2717921
Triumph Engine Control Systems, LLC	Delaware	46-1826747
Triumph Engineered Solutions, Inc.	Delaware	13-3869941
Triumph Engineering Services, Inc.	Delaware	23-3086299
Triumph Fabrications - Orangeburg, Inc.	Illinois	37-1291831
Triumph Gear Systems - Macomb, Inc.	Michigan	38-2180514
Triumph Gear Systems, Inc.	Delaware	54-1840009
Triumph Group Acquisition Corp.	Delaware	23-2974848
Triumph Group Acquisition Holdings, Inc.	Delaware	23-3075463
Triumph Instruments - Burbank, Inc.	Delaware	20-8646590
Triumph Insulation Systems, LLC	Nevada	88-0351614
Triumph Integrated Aircraft Interiors, Inc.	Delaware	20-8646648
Triumph Investment Holdings, Inc.	Nevada	26-3094119
Triumph Structures - Kansas City, Inc.	Missouri	43-0996699
Triumph Structures - Wichita, Inc.	Delaware	20-4449110
Triumph Thermal Systems - Maryland, Inc.	Delaware	52-1887708
Triumph Thermal Systems, LLC	Delaware	05-0567797
Triumph Turbine Services, Inc.	Delaware	23-3072034
VAC Industries, Inc.	Delaware	52-1784782

The address and telephone number of the principal executive offices for all of the subsidiaries is the same as for the Triumph Group, Inc. and the agent for service at such address is the same as for Triumph Group, Inc.

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) is being filed by Triumph Group, Inc. (the “Registrant”) to deregister all securities remaining unsold under the following Registration Statement on Form S-3 (the “Registration Statement”) filed by the Registrant and the subsidiary guarantors identified in the table of co-registrants above with the Securities and Exchange Commission (the “Commission”):

Registration Statement on Form S-3 (No. 333-280695), filed with the Commission on July 3, 2024, registering an indeterminate amount of common stock, preferred stock, depository shares, debt securities, guarantees of debt securities, warrants, subscription rights, purchase contracts and/or units.

On July 24, 2025 (the “Closing Date”), pursuant to that certain Agreement and Plan of Merger dated February 2, 2025 (the “Merger Agreement”) among the Registrant, Titan BW Acquisition Holdco Inc., a Delaware corporation (“Parent”), and Titan BW Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of investment funds managed by Warburg Pincus LLC and Berkshire Partners LLC.

As a result of the Merger, the Registrant has terminated any and all offerings and sales of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities of the Registrant registered under the Registration Statement which remain unsold at the termination of the offering, the Registrant hereby terminates the effectiveness of the Registration Statement and removes from registration all of the securities that remain unsold under the Registration Statement as of the date hereof, if any.

The Registrant is filing this Post-Effective Amendment to withdraw and remove from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to this Post- Effective Amendment, there will be no remaining securities registered by the Registrant pursuant to the Registration Statement.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 24, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on July 24, 2025.

TRIUMPH GROUP, INC.

By:	/s/ James F. McCabe, Jr.
Name: James F. McCabe, Jr.
Title: Senior Vice President, Chief Financial Officer

HT PARTS, L.L.C.
NU-TECH BRANDS, INC.
THE TRIUMPH GROUP OPERATIONS, INC.
TRIUMPH ACTUATION SYSTEMS - CONNECTICUT, LLC
TRIUMPH ACTUATION SYSTEMS - VALENCIA, INC.
TRIUMPH ACTUATION SYSTEMS - YAKIMA, LLC
TRIUMPH ACTUATION SYSTEMS, LLC
TRIUMPH AEROSPACE SYSTEMS GROUP, LLC
TRIUMPH AEROSTRUCTURES - TULSA, LLC
TRIUMPH AEROSTRUCTURES HOLDINGS, LLC
TRIUMPH AEROSTRUCTURES, LLC
TRIUMPH AFTERMARKET SERVICES GROUP, LLC
TRIUMPH AVIATIONS INC.
TRIUMPH BRANDS, INC.
TRIUMPH COMPOSITE SYSTEMS, INC.
TRIUMPH CONTROLS, LLC
TRIUMPH ENGINE CONTROL HOLDINGS, INC.
TRIUMPH ENGINE CONTROL SYSTEMS, LLC
TRIUMPH ENGINEERED SOLUTIONS, INC.
TRIUMPH ENGINEERING SERVICES, INC.
TRIUMPH FABRICATIONS - ORANGEBURG, INC.
TRIUMPH GEAR SYSTEMS - MACOMB, INC.
TRIUMPH GEAR SYSTEMS, INC.
TRIUMPH GROUP ACQUISITION CORP.
TRIUMPH GROUP ACQUISITION HOLDINGS, INC.
TRIUMPH INSTRUMENTS - BURBANK, INC.
TRIUMPH INSULATION SYSTEMS, LLC
TRIUMPH INTEGRATED AIRCRAFT INTERIORS, INC.
TRIUMPH INVESTMENT HOLDINGS, INC.
TRIUMPH STRUCTURES - KANSAS CITY, INC.
TRIUMPH STRUCTURES - WICHITA, INC.
TRIUMPH THERMAL SYSTEMS - MARYLAND, INC.
TRIUMPH THERMAL SYSTEMS, LLC
TRIUMPH TURBINE SERVICES, INC.
VAC INDUSTRIES, INC.

By:	/s/ James F. McCabe, Jr.
Name: James F. McCabe, Jr.
Title: Vice President & Treasurer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.